Exhibit 10.1

“[United Letterhead]”

Chautauqua Airlines, Inc.
2500 South High School Road, Suite 160
Indianapolis, Indiana 46214
Attn: Bryan Bedford

July 1, 2008

Re: United Express Agreement between United Air Lines, Inc. and Chautauqua Airlines, Inc. – United Contract #165974 (the “Agreement”)

Dear Bryan,

This letter provides notification that, pursuant to Section II.B.1 of the Agreement, United hereby exercises its right to terminate the Agreement, effective December 31, 2009.

We look forward to continuing our favorable relationship with the Republic family through our relationship with you affiliate, Shuttle America.

Thank you and please let us know if you have any questions.

Regards,

“/s/ Cynthia C. Szadokierski”

Cynthia Szadokierski
Vice President – United Express and airport Operations Planning

Cc: Wexford Capital LLC
411 West Putnam Avenue
Greenwich, CT 06830
Attn: President & General Counsel